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Exhibit No. 3
Form 10-SB/A Amendment No. 1
Red Horse Entertainment Corporation

                    STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 19th day of March, 1993, by and between RED HORSE ENTERTAINMENT CORPORATION, a Nevada corporation (the "Company"), and WAYNE M. ROGERS AND JACK M. GERTINO, individuals (individually a "Buyer" and collectively the "Buyers"), on the following premises.

                            Premises

     A. 127 Main Street Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("127 Main"), was originally acquired by the Company in March 1992, so that through 127 Main the Company could pursue a casino business in the state of Colorado.

      B. The efforts of 127 Main to establish a casino business have not succeeded, and 127 Main now has nominal assets, substantial liabilities, and a negative net worth.

      B.    The  Company has determined that it is  in  its  best
interest  to  sell 127 Main, and Buyers desires to  purchase  127
Main from the Company.

                           Agreement

      NOW, THEREFORE, for and in consideration of the foregoing premises and the terms and conditions hereinafter set forth, the parties hereto agree as follows:

       Section  1.      Representations  and  Warranties  of  the
Company. As an inducement to, and to obtain the reliance of, the Buyers, the Company represents and warrants as follows:

      1.1 The Company is a corporation duly organized under the laws of the state of Nevada and has all corporate power and is duly authorized and qualified to own all of its properties and assets and carry on its business in all material respects. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company's articles of incorporation or bylaws.

      1.2 The consummation of the transactions contemplated hereby will not result in a breach of any term or provision of, or constitute an event of default under, any material loan agreement, mortgage, deed of trust, security instrument, or other material agreement or instrument to which the Company is a party or to which any of its assets or operations are subject.

      1.3 The consummation by the Company of this Agreement and the transactions herein contemplated have been duly authorized by its board of directors of the Company.

     1.4 The Company has good and marketable title to all of the issued and outstanding capital stock of 127 Main to be conveyed pursuant to this Agreement, free and clear of all liens, pledges, charges, or encumbrances.

     Section 2. Representations and Warranties of Buyers. As an inducement to, and to obtain the reliance of, the Company, each Buyer represents and warrants for himself as follows:

      2.1 The consummation of the transactions contemplated hereby will not result in a breach of any term or provision of, or constitute an event of default under, any material loan agreement, mortgage, deed of trust, security instrument, or other material agreement or instrument to which the Buyer is a party or to which any of his assets or operations are subject.

      2.2 No consent, approval, or authorization of any third party is required in order for the Buyer to lawfully and properly consummate the transactions contemplated by this Agreement.

      Section 3. Purchase of 127 Main Stock. Concurrently with the execution of this Agreement, each Buyer hereby purchases 50% of all of the issued and outstanding capital stock of 127 Main ("127 Main Stock"), and the Company hereby sells such stock to each Buyer for the amount of $250.00 in cash paid by each Buyer to the Company.

      Section 4. Special Covenants. In consideration of the sale of the 127 Main Stock as provided in section 3, above, the parties hereto hereby agree to be bound by the following special covenants.

      4.1 The Company hereby agrees to cancel and forever waive and release any claim that it may have against 127 Main for any and all intercompany advances, loans, investments, and accounts owed by 127 Main to the Company as of the date of this Agreement, it being the intention of the parties that all such liabilities, be forgiven and released by the Company.

       4.2 Buyers, jointly and severally, hereby agree to indemnify the Company, and each of its officers, agents, and directors as of the date of execution of this Agreement, against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on the operations and activities of 127 Main prior and subsequent to the date of this Agreement. The indemnification provided for in this paragraph shall survive the consummation of the transactions contemplated by this Agreement.

      4.3 Immediately following the date of this Agreement, the Company will deliver to Buyers all of the books and records of 127 Main in its possession; provided, however, that the Buyers hereby agrees and acknowledges that they shall cause 127 Main to make available to the Company at all times its books and records to the extent required by the Company to prepare, file, or support any financial statement, report, or other document required by any federal or state agency.

     Section 5.     Miscellaneous.

      5.1 This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the state of Nevada. The state and federal courts of the state of Nevada shall have exclusive jurisdiction in any litigation arising under or pertaining to this Agreement, and by the execution hereof the Buyer irrevocably submits to the personal and subject matter jurisdiction of such Nevada courts.

     5.2 In the event any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

      5.3 This Agreement is solely between the Company and Buyers, and no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement, except as specifically provided herein.

      5.4 This Agreement represents the entire agreement between the parties relating to the subject matter hereof, and all previous negotiations, discussions, correspondence, memoranda, and other communications are merged into this Agreement. This Agreement alone fully and completely expresses the Agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

      5.5   Every  right  and  remedy provided  herein  shall  be
cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith. No waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

       5.6    This   Agreement  may  be  executed   in   multiple
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     AGREED AND ENTERED INTO, as of the year and date first above written.

                                   RED HORSE ENTERTAINMENT CORPORATION

                                   By (Signature)
                                      Bill Rogers, Vice President

                                   BUYERS

                                   Wayne M. Rogers
                                   Jack M. Gertino